Exhibit 21.1
Subsidiaries of the Registrant(1)
Domestic Subsidiaries:
TMW Marketing Company, Inc., a California corporation(2)
TMW Merchants LLC, a Delaware limited liability company(3)
TMW Purchasing LLC, a Delaware limited liability company(4)
Renwick Technologies, Inc., a Texas corporation(2)
K&G Men’s Company Inc., a Delaware corporation(2)(5)
Twin Hill Acquisition Company, Inc., a California corporation(2)(6)
MWDC Holding Inc., a Delaware corporation(2)
MWDC Texas Inc., a Delaware corporation(7)
TMW Europe LLC, a Delaware limited liability company(8)
Foreign Subsidiaries:
Moores Retail Group Inc., a New Brunswick corporation(2)
Moores The Suit People Inc., a New Brunswick corporation(9)(10)
Golden Brand Clothing (Canada) Ltd., a New Brunswick corporation(9)
MWUK Holding Company Limited, a limited company incorporated in England and Wales(11)
MWUK Acquisition Company Limited, a limited company incorporated in England and Wales(12)(13)
AlexandraVêtements Professionels SAS, a French société par actions simplifiée(14)
Alexandra Corporate Fashion BV, a limited company incorporated under the laws of the Netherlands(14)
Ensco 648 Limited, a limited company incorporated in England and Wales(12)
Ensco 645 Limited, a limited company incorporated in England and Wales(15)
MWUK Limited (formerly known as, Dimensions Clothing Limited), a limited company incorporated in England and Wales(16)

(1)	The names of certain subsidiaries are omitted because such unnamed subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary as of January 29, 2011.

(2)	100% owned by The Men’s Wearhouse, Inc.

(3)	100% owned by TMW Marketing Company, Inc.

(4)	100% owned by TMW Merchants LLC.

(5)	K&G Men’s Company Inc. does business under the names K&G, K&G Men’s Center, K&G Men’s Superstore, K&G Mensmart, K&G FOR MEN FOR LESS, K&G FOR WOMEN FOR LESS, K&G Fashion Superstore, K&G Superstore, K&G Suit Warehouse, K&G FOR MEN FOR WOMEN FOR LESS and K&G FOR MEN FOR WOMEN.

(6)	Twin Hill Acquisition Company, Inc. does business under the name Twin Hill and Twin Hill Corporate Apparel.

(7)	MWDC Texas Inc. is 100% owned by MWDC Holding Inc. and does business under the name MWCleaners.

(8)	100% owned by owned by Moores The Suit People Inc.

(9)	100% owned by Moores Retail Group Inc.

(10)	Moores The Suit People Inc. does business under the names Moores Clothing for Men and Moores Vêtements Pour Hommes.

(11)	Moores The Suit People Inc. controls 86% of the outstanding capital stock.

(12)	100% owned by MWUK Holding Company Limited.

(13)	MWUK Acquisition Company Limited does business under the name Alexandra.

(14)	100% owned by MWUK Acquisition Company Limited.

(15)	100% owned by owned by Ensco 648 Limited.

(16)	100% owned by Ensco 645 Limited. MWUK Limited does business under the names Dimensions Corporatewear, Dimensions Direct, Yaffy and Boyd Cooper.